                                                                   Exhibit 99.1


                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
         FOR THE LTV COPPERWELD BUSINESS FOR THE PERIOD ENDED MARCH 31,
         2002 AND FOR THE LTV INTEGRATED STEEL BUSINESS FOR THE PERIOD
                              ENDED APRIL 30, 2002

                                    :
In re:                              :       Chapter 11
                                    :
LTV STEEL COMPANY, INC.,            :       Jointly Administered
A New Jersey corporation, et al.,   :       Case No. 00-43866
                                    :
         Debtors.                   :       Chief Judge William T. Bodoh

            As Vice President and Controller of The LTV Corporation ("LTV"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), I hereby affirm that:

            1. I have reviewed the following statements for the periods indicated and attached hereto (collectively, the "Statements"): Integrated Steel Business (April 2002)- Cash Receipts and Disbursements and Debtors' Cash Account Balances; LTV Copperweld Business (March 2002) - Summarized Operating Results, Balance Sheet and Cash Flow.

            2. The Statements are based on the Debtors' books and records maintained in the ordinary course of business. The statements have been prepared in accordance with normal and customary accounting practices and fairly and accurately reflect the relevant information for the applicable period.

            3. As agreed with the Office of the United States Trustee (the "U.S. Trustee"), the Debtors will submit a Statement of Compensation only when necessary or appropriate to revise or update the information previously provided to the U.S. Trustee.

            4. The insurance described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 Cases (the "Operating Instructions") issued by the U.S. Trustee remains in force.

            5. All postpetition taxes, as described in Sections 1 and 14 of the Operating Instructions, are current and have been paid in the ordinary course of business.

            6. No professional fees have been paid without specific court authorization.

            The Statements were prepared by LTV under my direction and supervision. LTV verifies that, to the best of its knowledge, the information set forth in the Statements is true and correct.

Dated:   June 4, 2002                           /s/ John T. Delmore
                                                ------------------------------
                                                John T. Delmore
                                                Vice President and Controller
                                                The LTV Corporation

The LTV Corporation
Integrated Steel Business
Cash Receipts and Disbursements - April 2002
(Unaudited)
($ in Thousands)

Receipts                                                            $  56,613
                                                                    ---------
Disbursements:
     Labor                                                              2,678
     Healthcare                                                        13,415
     Non-labor plant hot-idle and other expenditures                    9,666
     Non-labor administrative expenditures                              2,057
     Chapter 11 professional fees and expenses                          1,185
     Funding of accounts pursuant to APP                                  900
     Interest and bank fees                                             1,972
                                                                    ---------
         Total                                                         31,873
                                                                    ---------
Receipts less Disbursements                                            24,740

Beginning cash balance                                                 66,233

Less:    Repayment of Secured Bank Facility                           (29,447)
                                                                    ---------
Ending cash balance                                                 $  61,526
                                                                    =========
Balance due under Secured Bank Facility
 including outstanding letters of credit                            $ 214,840
                                                                    =========

      See accompanying notes to Cash Receipts and Disbursements Schedule.

THE LTV CORPORATION

Notes to Integrated Steel Business Cash Receipts and Disbursements Schedule - April 2002

On December 7, 2001, the Court entered an order (the "APP Order") authorizing LTV Steel Company, Inc. and its affiliated debtors (collectively, the "Debtors") to implement an asset protection plan (the "APP") for the safe and orderly cessation and winddown of their integrated steel business over a nine-month period (the "APP Period"). Pursuant to the APP Order, the Debtors hot-idled their primary integrated steel facilities in December 2001 and ceased producing steel. After entry of the APP Order, the Debtors' integrated steel business continued to ship product that remained in inventory, collected receivables and marketed the integrated steel assets for sale under court approved sale procedures. By order dated February 28, 2002, the Court approved the sale of substantially all of the Debtors' integrated steel assets to WLR Acquisition Corp. n/k/a Integrated Steel Group, Inc. ("ISG") for a purchase price of approximately $80 million (a portion of which will be allocated to the purchase of the assets of certain non-debtor railroads), plus the assumption of certain environmental and other obligations. ISG also purchased inventories which were located at the integrated steel facilities for approximately $52 million. The sale of the Debtors' integrated steel assets to ISG closed on April 12, 2002 and a second closing related to the purchase of the inventory closed in May 2002.

Under the APP, the Debtors are paying expenditures of their integrated steel business in accordance with a budget negotiated with their postpetition secured lenders (collectively, the "DIP Lenders") for the consensual use of cash collateral to complete the orderly winddown of the integrated steel business, which budget was approved by the Court on December 18, 2001 and subsequently amended from time to time (the "APP Budget"). The APP and the APP Budget contemplated that the Debtors' integrated steel facility in Hennepin, Illinois would be hot-idled for the entire APP Period and that integrated steel facilities in East Chicago, Indiana and Cleveland, Ohio would be hot idled through February 28, 2002. Since February 28, 2002 through the date of the sale, ISG paid the incremental hot-idle costs for these facilities and the Debtors' coke facility in Warren, Ohio, which was also sold to ISG. The Debtors' coke facility in Chicago, Illinois was cold-idled in February 2002 and was not sold to ISG. The Debtors' Tubular Business and the business of Debtor Copperweld Corporation and its subsidiaries (collectively, "LTV Copperweld") continue to operate. The assets of the LTV Copperweld businesses are currently being actively marketed for sale.

The Debtors currently are unable to make an accurate estimate of the amount that ultimately will be realized from the collection of the remaining receivables or the sale of other remaining assets. The Debtors are also currently unable to make an accurate estimate of the amount of their pre- and post-petition liabilities. Accordingly, at this time the Debtors are currently unable to estimate the amount of cash that will be available for distribution to creditors after satisfaction of the DIP Lenders' claims in full, which DIP lenders' claims as of April 30, 2002 aggregated $214.8 million. Additionally, the Debtors believe that the value obtained from the liquidation of their remaining assets, including the sale of the assets of the LTV Copperweld businesses, will not be sufficient to provide any recovery for common shareholders. Shareholders will not receive any value as a result of the sale of the Debtors' integrated steel assets to ISG.

Pursuant to the APP, the Debtors are also required to fund certain expenditures from the above proceeds for professional fees and expenses, employee retention, a government regulation reserve account for environmental obligations, a defense fund for Debtors' directors and officers and a warranty fund.

THE LTV CORPORATION
Integrated Steel Business - Debtors' Cash Account Balances - April 2002 (Unaudited)
($ in Thousands)


National City Corporate                                                $    353
Mellon Bank Corporate                                                    11,118
Mellon Bank Lockbox                                                          27
JP Morgan Chase                                                          51,739
Outstanding Checks                                                       (2,059)
Imprest Funds and Other                                                     348
                                                                       --------
         Total                                                         $ 61,526
                                                                       ========

THE LTV CORPORATION
LTV Copperweld Business
Summarized Operating Results Year-to-Date
(Unaudited)
($ in Millions)


                                   3 Months ended
                                      March 31
                            ------------------------------
                              2002                  2001
                            --------             --------

Revenues                    $  253.1             $  283.9
EBIT                             6.7                  4.4
EBITDA                          16.5                 15.7
                            ========             ========

The LTV Corporation
LTV Copperweld Business
Balance Sheet
(Unaudited)
($ in Millions)

                                                              March 31   December 31
                                                                2002        2001
                                                             ---------   ---------
Current Assets
         Cash and cash equivalents                           $    22.5   $    16.4
         Receivables                                             139.8       115.8
         Inventories                                             151.0       183.2
         Prepaid and other current assets                          6.7         1.0
                                                             ---------   ---------
                                                                 320.0       316.4
                                                             ---------   ---------
Non Current Assets
         Property, plant and equipment                           395.2       399.9
         Intangible and other non current assets                 228.2       226.7
                                                             ---------   ---------
         Total Assets                                        $   943.4   $   943.0
                                                             =========   =========
Current Liabilities
         Accounts payable                                    $    33.4   $    29.7
         Other accrued liabilities                                36.9        30.3
                                                             ---------   ---------
                                                                  70.3        60.0
                                                             ---------   ---------
Non Current Liabilities                                          298.1       308.5
Liabilities Subject to Compromise                                428.5       428.7
Total Shareholder's Equity                                       146.5       145.8
                                                             ---------   ---------
    Total Liabilities and Shareholder's Equity               $   943.4   $   943.0
                                                             =========   =========


Note: The Debtors believe that the value obtained from the liquidation of the assets of the LTV Copperweld businesses will not be sufficient to provide any recovery for common shareholders of The LTV Corporation.

THE LTV CORPORATION
LTV Copperweld Business
Cash Flow Year-to-Date
(Unaudited)
($ in Millions)

                                                  3 Months ended
                                                     March 31
                                              ----------------------
                                                2002           2001
                                              -------        -------
Net Income (Loss)                             $   1.2        $  (1.0)
Non Cash Special Charge                            --            1.0
Depreciation and Amortization                     9.8           11.3
(Increase) Decrease in Receivables              (24.0)         (17.4)
(Increase) Decrease in Inventories               32.2           25.6
Increase (Decrease) in Payables                   3.7           (9.9)
Other Changes                                   (11.9)          (8.9)
                                              -------        -------
   Cash Provided by Operations                   11.0            0.7

Investing/Financing Activities:
         Capital Spending                        (4.9)          (6.0)
                                              -------        -------
Net Cash Flow                                 $   6.1        $  (5.3)
                                              =======        =======